                                                    EXHIBIT 99.1(a)(3)(d)(ii)(b)


                AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

      THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT(the "Amendment") is effective as of December 7, 1998, by and among PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

      WHEREAS, the Company, ACIM and ACIS are parties to that certain Fund Participation Agreement dated April 30, 1997 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients; and

      WHEREAS, since the date of the Agreement, the Funds have changed their names; and

      WHEREAS, the Company now desires to add an Account to those which offer certain of the Funds and to update the names of the Funds; and

      WHEREAS, since the date of the Agreement, ACIS has ceased being the Distributor of the Funds; and

      WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

      1. CHANGE OF FUND NAMES. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

      2. ADDITION OF ACCOUNT. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

      3. ASSIGNMENT OF OBLIGATIONS. ACIS hereby assigns all of its rights and obligations under the agreement to ACIM, and ACIM hereby accepts such assignment. The company hereby consents to such assignment.

      4. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

      5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

      6. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be a full force and effect.


      IN WITNESS WHEREOF, the undersigned have executed this Amendment NO. 1 as of the date first above written.



PRUDENTIAL INSURANCE COMPANY         AMERICAN CENTURY INVESTMENT
OF AMERICA                           MANAGEMENT, INC.



By:  /s/ Fred H. Funk                By:  /s/ William M. Lyons
     ---------------------------          ------------------------------------
     Name: Fred H. Funk              Name: William M. Lyons
           ---------------------           -----------------------------------
     Title: Vice President,          Title: Executive Vice President
              Product Management            ----------------------------------
            --------------------

                                     AMERICAN CENTURY INVESTMENT
                                     SERVICES, INC.


                                     By:  /s/ William M. Lyons
                                          ------------------------------------
                                          Name:    William M. Lyons
                                                 -----------------------------
                                          Title:   Executive Vice President
                                                  ----------------------------

                                   EXHIBIT A

--------------------------------------------------------------------------------
           ISSUER                                    NAME OF THE FUND
--------------------------------------------------------------------------------

American Century Variable Portfolios, Inc.    VP Balanced
                                              VP Capital Appreciation
                                              VP International
                                              VP Value
--------------------------------------------------------------------------------

                                   EXHIBIT B

                               Separate Accounts
                               -----------------

Name of Separate Account and                   Contracts/Policies Funded
Date Established by Board of Directors         By Separate Account
--------------------------------------         -------------------
Prudential Variable Contract Account GI-2      . Group Variable Universal Life Insurance
established June 24, 1988                        Contract

The Prudential Variable Appreciable Account    . Individual Flexible Premium Variable Life
established August 11, 1987                      Policy

                                               . Survivorship Variable Universal Life
                                                 Policy